Exhibit 4.2

Execution Version

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”) (55 WATER STREET, NEW YORK, NEW YORK), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATES IN DEFINITIVE REGISTERED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (A) BY THE DEPOSITARY TO A NOMINEE THEREOF OR (B) BY A NOMINEE THEREOF TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR (C) BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

SEE REVERSE FOR CERTAIN DEFINITIONS

NUMBER 1	$500,000,000

REGISTERED	CUSIP 651229BD7

ISIN US651229BD74

NEWELL BRANDS INC.

6.625% Notes Due 2029

Newell Brands Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company”), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of FIVE HUNDRED MILLION DOLLARS ($500,000,000) on September 15, 2029 and to pay interest, semi-annually in arrears on September 15 and March 15 of each year (each, an “Interest Payment Date”), commencing March 15, 2023 on said principal sum at the rate of 6.625% per annum, from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from September 14, 2022, until payment of said principal sum has been made or duly made available for payment. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security is registered at the close of business on the September 1 or March 1, as the case may be (whether or not a Business Day) (each, a “Record Date”), immediately preceding such Interest Payment Date. The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months. The principal of and interest on this Security are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts at the office or agency of the Company in The City of New York, New York (the “Place of Payment”), and at such other locations as the Company may from time to time designate, or as provided for in said Indenture. Any interest not punctually paid or duly provided for shall be payable as provided in said Indenture.

Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

[THIS SPACE INTENTIONALLY LEFT BLANK]

2

IN WITNESS WHEREOF, THE COMPANY HAS CAUSED THIS INSTRUMENT TO BE DULY EXECUTED.

Dated: September 14, 2022

NEWELL BRANDS INC.

By:
Name: Robert Westreich
Title: Senior Vice President, Treasurer and Chief Tax Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank Trust Company, National Association,
as Trustee, certifies that this is one of the Securities of
the series designated therein referred to in the
within-mentioned Indenture.

By:
Authorized Signatory

Dated: September 14, 2022

[SIGNATURE PAGE TO NOTE]

NEWELL BRANDS INC.

6.625% Notes Due 2029

This Security is one of a duly authorized issue of Securities of the Company designated as its 6.625% Notes due 2029 (Securities of such series being hereinafter called the “Securities”), limited in initial aggregate principal amount to $500,000,000, issued under the indenture dated as of November 19, 2014 (hereinafter called the “Indenture”), between the Company (formerly known as “Newell Rubbermaid Inc.”) and U.S. Bank Trust Company, National Association (formerly known as “U.S. Bank National Association”), as trustee (the “Trustee”, which term includes any successor trustee under the Indenture with respect to the Securities of this series), to which Indenture reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and any Holder of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered.

Except as otherwise provided in the Indenture, this Security will be issued in global form only, registered in the name of the Depositary or its nominee. This Security will not be issued in definitive form, except as otherwise provided in the Indenture, and ownership of this Security shall be maintained in book-entry form by the Depositary for the accounts of participating organizations of the Depositary.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Security at the times, place and rate, and in the coin and currency, herein prescribed.

The Securities will be redeemable in whole or in part, at any time and from time to time, at the Company’s option, prior to June 15, 2029 (three months prior to the maturity date of the Securities) (the “Par Call Date”), at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities being redeemed, assuming the Securities matured on the Par Call Date (not including any portion of any payments of interest accrued to, but not including, the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points, and (2) 100% of the principal amount of the Securities to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the Redemption Date.

On or after the Par Call Date, the Company may redeem the Securities in whole or in part, at any time and from time to time, at its option, at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

Notwithstanding the foregoing, installments of interest on Securities that are due and payable on Interest Payment Dates falling on or prior to the Redemption Date will be payable on the Interest Payment Date to the Holders of the Securities as of the close of business on the relevant regular Record Date.

Notice of any redemption shall be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 15 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed.

In the case of a partial redemption, selection of the Securities for redemption shall be made, by lot by the Depositary or by a method the Trustee in its sole discretion deems appropriate and fair. The Securities shall be redeemed in increments of $1,000 and, if the Company redeems any Securities only in part, such that the principal amount that remains outstanding of each Security that the Company redeems only in part equals $2,000 or an integral multiple of $1,000 in excess thereof. If any Security is to be redeemed in part only, the notice of redemption that relates to the Security shall state the portion of the principal amount of the Security to be redeemed. A new Security in a principal amount equal to the unredeemed portion of the Security shall be issued in the name of the Holder of the Security upon surrender for cancellation of the original Security. For so long as the Securities are by the Depositary , the redemption of the Securities shall be done in accordance with the policies and procedures of the Depositary.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities or portions thereof called for redemption.

Notice of any redemption of Securities in connection with a corporate transaction (including any equity offering, an incurrence of indebtedness or a transaction involving a change of control of the Company) may, at the Company’s discretion, be given prior to the completion thereof and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date. In addition, the Company may provide in such notice that payment of the Redemption Price and performance of its obligations with respect to such redemption may be performed by another person.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on

H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date, H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

If a Change of Control Triggering Event occurs with respect to the Securities, unless the Company has exercised its option to redeem the Securities through an optional redemption or redeem the Securities as described above by mailing notice of such redemption to the Holders of the Securities, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder of Securities with respect to which such Change of Control Repurchase Event has occurred to repurchase all of that Holder’s Securities or any part of that Holder’s Securities such that the principal amount that remains Outstanding of any Security not repurchased in full equals $2,000 or an integral multiple of $1,000 in excess thereof. In a Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the principal amount of any Securities repurchased, plus accrued and unpaid interest, if any, on the Securities repurchased to the date of repurchase (a “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed to Holders of the Securities describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Securities on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered electronically (a “Change of Control Payment Date”). The notice will, if mailed or delivered electronically prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

In order to accept the Change of Control Offer, the Holder must deliver to the Paying Agent, at least three Business Days prior to the Change of Control Payment Date, either (a) this Security together with the form entitled “Election Form” (which form is annexed hereto) duly completed or (b) a facsimile transmission or a letter from a member of a national securities exchange, the Financial Industry Regulatory Authority or a commercial bank or trust company in the United States setting forth:

(i)	the name of the Holder of this Security;

(ii)	the principal amount of this Security;

(iii)	the principal amount of this Security to be repurchased;

(iv)	the certificate number or a description of the tenor and terms of this Security;

(v)	a statement that the Holder is accepting the Change of Control Offer; and

(vi)

a guarantee that this Security, together with the form entitled “Election Form” duly completed, will be received by the Paying Agent at least three Business Days prior to the Change of Control Payment Date.

A Holder shall be entitled to withdraw its election if the Paying Agent receives, not later than the third Business Day prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities that were delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Securities purchased.

The Change of Control Offer may be accepted for less than the entire principal amount of this Security, but in that event the principal amount of this Security remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

Upon the Change of Control Payment Date, the Company will, to the extent lawful: (a) accept for payment all Securities or portions of Securities properly tendered and not withdrawn pursuant to the Change of Control Offer; (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of the Securities properly tendered; and (c) deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being repurchased.

The Company will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Securities properly tendered and not withdrawn under its offer. In addition, the Company will not repurchase any Securities if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a Default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Offer provisions contained herein, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions contained herein by virtue of any such conflict.

For purposes of the Change of Control Offer provisions, the following terms will be applicable:

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries, taken as a whole, to any person, other than the Company or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person, immediately after giving effect to such transaction; or (4) the adoption of a plan relating to the Company’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) the Company becomes a direct or indirect wholly-owned Subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event with respect to the Securities.

“Fitch” means Fitch Inc., and its successors.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and a rating equal to or higher than BBB- (or the equivalent) by S&P, and a rating equal to or higher than the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P and (2) if any of Fitch, Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Rating Event” means, that on any day during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change), if the Securities had an Investment Grade Rating from at least two of the three Rating Agencies on the day before the commencement of the Trigger Period, the Securities cease to have an Investment Grade Rating from at least two of the three Rating Agencies; provided that if the Securities did not have an Investment Grade Rating from at least two of the three Rating Agencies on the day before the commencement of the Trigger Period, then a Rating Event shall be deemed to occur upon the consummation of a Change of Control without regard to any action by any Rating Agency. Unless at least two of the three Rating Agencies are providing a rating for the Securities at the commencement of any Trigger Period, the Securities will be deemed to have ceased to have an Investment Grade Rating from at least two of the three Rating Agencies during that Trigger Period.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

As provided in the Indenture and subject to certain limitations therein set forth, this Security may be registered for transfer on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Place of Payment, and at such other locations as the Company may from time to time designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or the Holder’s attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only as Registered Securities without coupons in the denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture, and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of different authorized denominations, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Except as otherwise provided in the Indenture, prior to due presentment for registration of transfer of this Security, the Company, the Trustee, the Security Registrar, the Paying Agent and any agent of any one thereof may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee, the Security Registrar, the Paying Agent nor any such agent shall be affected by notice to the contrary.

The Company may from time to time, without notice to or the consent of the registered Holders of the Securities, create and issue further Securities ranking equally and ratably with the Securities in all respects (or in all respects except for the issue date, issue price, the payment of interest accruing prior to the issue date of such further Securities and, if applicable, the first payment of interest following the issue date of such further Securities), so that such further Securities shall be consolidated and form a single series with the Securities and shall have the same terms as to status, redemption or otherwise as the Securities.

If an Event of Default, as defined in the Indenture, with respect to the Securities shall occur, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company with respect to the Securities and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not a notation of such consent or waiver is made upon this Security.

No recourse shall be had for the payment of the principal of or premium, if any, or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

The Company at its option, subject to the terms and conditions contained in the Indenture, (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations to register the transfer and exchange of such Securities, to replace mutilated, destroyed, lost or stolen Securities, to compensate, reimburse and indemnify the Trustee, to maintain an office or agency with respect to the Securities and to hold moneys for payment in trust) or (b) may omit to comply with certain restrictive covenants contained in the Indenture, in each case upon irrevocable deposit with the Trustee in trust of money or U.S. government securities (as described in the Indenture) or a combination thereof, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to discharge the principal of and premium, if any, and interest on such Securities due on or prior to the Stated Maturity or Redemption Date of such principal and premium, if any, or interest.

This Security shall be governed and construed in accordance with the law of the State of New York.

Except as otherwise defined herein, all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Customary abbreviations may be used in the name of a Holder of Securities or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act). Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY

OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________

(Please print or typewrite name and address

including postal zip code of assignee)

the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints

Attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

ELECTION FORM

TO BE COMPLETED ONLY IF THE HOLDER

ELECTS TO ACCEPT THE CHANGE OF CONTROL OFFER

The undersigned hereby irrevocably requests and instructs the Company to repurchase the within Security (or the portion thereof specified below), pursuant to its terms, on the Change of Control Payment Date specified in the Change of Control Offer, for the Change of Control Payment specified in the within Security, to the undersigned,                     , at                                      (please print or typewrite name and address of the undersigned).

For this election to accept the Change of Control Offer to be effective, the Company must receive, at the address of the Paying Agent set forth below or at such other place or places of which the Company shall from time to time notify the Holder of the within Security, either (i) the within Security with this “Election Form” form duly completed, or (ii) a facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority or a commercial bank or a trust company in the United States setting forth (a) the name of the Holder of the Security, (b) the principal amount of the Security, (c) the principal amount of the Security to be repurchased, (d) the certificate number or description of the tenor and terms of the Security, (e) a statement that the option to elect repurchase is being exercised, and (f) a guarantee stating that the Security to be repurchased, together with this “Election Form” duly completed will be received by the Paying Agent three Business Days prior to the Change of Control Payment Date. The address of the Paying Agent is U.S. Bank Trust Company, National Association (formerly known as “U.S. Bank National Association”), as Trustee, 1349 West Peachtree Street, Suite 1050, Atlanta, Georgia 30309, Attention: Global Corporate Trust Services.

If less than the entire principal amount of the within Security is to be repurchased, specify the portion thereof (which principal amount must be an integral multiple of $1,000 and such that the principal amount not being repurchased is $2,000 or an integral multiple of $1,000 in excess thereof) which the Holder elects to have repurchased: $                    .

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.